Exhibit 99.1

Contacts:	Ben Moreland, CFO
Jay Brown, Treasurer
Crown Castle International Corp.
713-570-3000

FOR IMMEDIATE RELEASE

CROWN CASTLE INTERNATIONAL

REPORTS THIRD QUARTER 2006 RESULTS; RAISES 2006

OUTLOOK

October 25, 2006 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) today reported results for the quarter ended September 30, 2006.

Site rental revenue for the third quarter of 2006 increased $26.2 million, or 17.1%, to $179.0 million from $152.8 million for the same period in the prior year. Site rental gross margin, defined as site rental revenue less site rental cost of operations, increased 21.2% to $123.7 million, up $21.6 million in the third quarter of 2006 from the same period in 2005. Adjusted EBITDA for the third quarter of 2006 increased $24.5 million, or 28.6%, to $110.2 million, up from $85.7 million for the same period in 2005.

Recurring cash flow, defined as Adjusted EBITDA less interest expense less sustaining capital expenditures, increased from $53.6 million in the third quarter of 2005 to $61.6 million for the third quarter of 2006, up 14.8%, inclusive of approximately $13.0 million of additional interest expense from $705.0 million of incremental borrowings in June 2006. Weighted average common shares outstanding decreased to 201.1 million for the third quarter of 2006 from 215.7 million for the same period in the prior year. Recurring cash flow per share, defined as recurring cash flow divided by weighted average common shares outstanding, improved by 24.0% to $0.31 in the third quarter of 2006 compared to $0.25 in the third quarter of 2005.

Net loss was $15.6 million for the third quarter of 2006 compared to a net loss of $25.5 million for the same period in 2005. Net loss after deduction of dividends on preferred stock was $20.8 million in the third quarter of 2006, compared to a loss of $35.0 million for the same period last year. Third quarter 2006 net loss per share was $(0.10), compared to a net loss per share of $(0.16) in last year’s third quarter.

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“We are very pleased with the solid growth we are experiencing in our core business as reflected in our third quarter results for site rental revenue, site rental gross margin, Adjusted EBITDA and recurring cash flow per share,” stated John P. Kelly, President and Chief Executive Officer of Crown Castle. “We continue to grow faster than our stated long-term growth targets in each of these financial metrics. Our customers’ focus on building high-quality wireless networks, coupled with our industry-leading customer satisfaction, is driving our growth. We believe the proposed acquisition of Global Signal and the resulting combined asset portfolio, in which over 16,000 of the 23,500 towers are in the top 100 US markets, will enhance Crown Castle’s ability to serve all wireless carriers and increase long-term shareholder value. While we are excited about the anticipated combination with Global Signal and are working hard on integration plans, we remain focused on meeting our objectives for our existing business.”

The prior year amounts included in this release have been restated as discussed in Crown Castle’s Annual Report or Form 10-K for the year ended December 31, 2005.

SEGMENT RESULTS

US site rental revenue for the third quarter of 2006 increased $26.3 million, or 18.7%, to $166.6 million, compared to third quarter 2005 US site rental revenue of $140.4 million. US site rental gross margin increased 23.4% to $116.1 million, up $22.1 million in the third quarter of 2006 from the same period in 2005.

Australia site rental revenue for the third quarter of 2006 of $12.4 million was unchanged due to out-of-period adjustments from the same period in 2005. Australia site rental gross margin increased 1.2% to $8.2 million, up $0.1 million in the third quarter of 2006 from the same period in 2005.

INVESTMENTS AND LIQUIDITY

During the third quarter of 2006, Crown Castle invested $208.6 million in purchases of its common stock and capital expenditures. During the quarter, Crown Castle purchased 5.2 million common shares using $177.9 million in cash at an average price of $34.22 per share. For the third quarter 2006, total capital expenditures were $30.7 million, comprised of $2.2 million of sustaining capital expenditures and $28.4 million of revenue generating capital expenditures, of which $8.7 million was spent on existing sites, $6.8 million on land purchases and $12.9 million on the construction of new sites. Common shares outstanding at September 30, 2006 were 201.9 million.

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During 2006, Crown Castle has purchased 15.9 million of its common shares using $518.0 million in cash to reduce common shares outstanding by approximately 7%. Since January 1, 2003, Crown Castle has invested over $1.4 billion in purchases of its securities to reduce fully diluted common shares by approximately 66 million shares.

On August 1, 2006, Crown Castle redeemed its 10 3/4% and 9 3/8% Senior Notes, which had approximately $10.0 million and $1.7 million outstanding, respectively, at June 30, 2006, for approximately $12.7 million including accrued interest. At October 25, 2006, Crown Castle’s availability under its revolving credit facility was $250 million.

“We continue to focus on activities that we believe will maximize long-term recurring cash flow per share,” stated Ben Moreland, Chief Financial Officer of Crown Castle. “We believe the actions we have taken thus far during 2006, including the agreement to acquire Global Signal and the purchase of approximately 7% of common stock outstanding, will enhance the growth rate of this measure in future periods. Further, we are working on alternatives to refinance our existing credit facility at a lower interest cost, including a potential offering of additional securitized notes, which we hope to complete during the next several months. Even without the benefit of lowering our run-rate interest expense, our expected growth in recurring cash flow per share for full year 2006 based on our outlook is approximately 40%, which significantly exceeds our 20% to 25% annual target.”

OUTLOOK

The following Outlook tables are based on current expectations and assumptions and assume a US dollar to Australian dollar exchange rate of 0.75 US dollars to 1.00 Australian dollars. This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle’s filings with the Securities and Exchange Commission.

As reflected in the following tables, Crown Castle has increased the mid-point of its full year 2006 outlook previously issued on August 3, 2006 for site rental revenue by $1.5 million, site rental revenue gross margin by $2.5 million, Adjusted EBITDA by $9.5 million and recurring cash flow by $10.5 million.

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The following tables set forth Crown Castle’s current Outlook for the fourth quarter of 2006 and full year 2006:

(in millions, except per share amounts)	Fourth Quarter 2006	Full Year 2006
Site rental revenue	$180 to $182	$690 to $692
Site rental cost of operations	$55 to $57	$212 to $214
Site rental gross margin	$124 to $126	$478 to $480
Adjusted EBITDA	$111 to $113	$422 to $424
Interest expense	$46 to $47	$162 to $164
Sustaining capital expenditures	$3 to $5	$10 to $12
Recurring cash flow	$61 to $63	$249 to $251

Net loss after deduction of dividends on preferred stock	$(26) to $(10)	$(82) to $(61)
Net loss per share*	$(0.13) to $(0.05)	$(0.39) to $(0.29)

*	Based on 201.9 million shares outstanding at September 30, 2006 for fourth quarter 2006 Outlook and 209.4 million weighted average shares outstanding for the nine months ended September 30, 2006 for full year 2006 Outlook.

CONFERENCE CALL DETAILS

Crown Castle has scheduled a conference call for Thursday, October 26, 2006, at 10:30 a.m. eastern time to discuss the third quarter of 2006 results and Crown Castle’s Outlook. Please dial 303-262-2075 and ask for the Crown Castle call at least 10 minutes prior to the start time. A telephonic replay of the conference call will be available from 12:30 p.m. eastern time on Thursday, October 26, 2006 through 11:59 p.m. eastern time on Thursday, November 2, 2006 and may be accessed by dialing 303-590-3000 using passcode 11073700#. An audio archive will also be available on Crown Castle’s website at http://www.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers. Crown Castle offers significant wireless communications coverage to 76 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 11,500 and over 1,300 wireless communication sites in the US and Australia, respectively. On October 6, 2006, Crown Castle announced it had entered into a definitive agreement to acquire Global Signal Inc. (NYSE: GSL). Global Signal owns, leases or manages approximately 11,000 towers and other wireless communications sites. For more information on Crown Castle, please visit http://www.crowncastle.com.

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Summary of Non-Cash Amounts In Tower Gross Margin

In accordance with applicable accounting standards, Crown Castle recognizes site rental revenues and ground lease expenses monthly on a straight-line basis, regardless of whether the receipts and payments are in equal monthly amounts. An agreement, related to an acquisition in Australia, provides the seller with a rent-free period at the beginning of the lease term, and other agreements call for rent to be prepaid for a specified period. If, and to the extent the payment terms call for fixed escalations (as in fixed dollar or fixed percentage increases), the effect of such increases is recognized on a straight-line basis over the appropriate lease term. As a result of this accounting method, a portion of the revenue and expense recognized in a given period represents cash collected or paid in other periods.

A summary of the non-cash portions of our site rental revenue, ground lease expense, stock-based compensation for those employees directly related to U.S. tower operations, and resulting impact on site rental gross margins is as follows:

(in thousands)	For the Three Months Ended September 30, 2006
Non-cash portion of site rental revenue:
Amounts attributable to rent-free periods	$1,746
Amounts attributable to straight-line recognition of fixed escalations	2,900

4,646
Non-cash portion of ground lease expense:
Amounts attributable to straight-line recognition of fixed escalations	4,263
Non-cash stock-based compensation charges	50

Non-cash impact on site rental gross margin:	$333

Non-GAAP Financial Measures

This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.

Crown Castle defines Adjusted EBITDA as net income (loss) plus cumulative effect of change in accounting principle, income (loss) from discontinued operations, minority interests, benefit (provision) for income taxes, interest expense, amortization of deferred financing costs, losses on purchases and redemptions of debt, interest and other income (expense), depreciation, amortization and accretion, operating stock-based compensation charges, asset write-down charges and restructuring charges (credits). Adjusted EBITDA is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with Generally Accepted Accounting Principles (GAAP)).

Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or term of an asset. Recurring cash flow is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with GAAP).

Adjusted EBITDA and recurring cash flow are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations. Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

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Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:

Adjusted EBITDA, recurring cash flow and recurring cash flow per share for the quarters ended September 30, 2006 and September 30, 2005 are computed as follows:

(in thousands, except per share amounts)	For the Three Months Ended
	September 30, 2006	September 30, 2005
Net income (loss)	$(15,561)	$(25,536)
Income (loss) from discontinued operations, net of tax	—	—
Minority interests	(485)	(834)
Benefit (provision) for income taxes	575	117
Interest expense and amortization of deferred financing costs	46,450	28,600
Losses on purchases and redemption of debt	437	2,676
Interest and other income (expense)	985	(3,293)
Depreciation, amortization and accretion	72,161	70,215
Operating stock-based compensation charges	4,729	12,590
Asset write-down charges	948	1,161
Restructuring charges, including stock-based compensation charges	—	—

Adjusted EBITDA	$110,239	$85,696

Less: Interest expense and amortization of deferred financing costs	46,450	28,600
Less: Sustaining capital expenditures	2,230	3,467

Recurring cash flow	$61,559	$53,629

Weighted average common shares outstanding	201,070	215,664
Recurring cash flow per share	$0.31	$0.25

Adjusted EBITDA and recurring cash flow for the quarter ending December 31, 2006 and the year ending December 31, 2006 are forecasted as follows:

(in millions)	Q4 2006 Outlook	Full Year 2006 Outlook
Net income (loss)	$(21) to (5)	$(62) to (41)
Income (loss) from discontinued operations, net of tax	—	(5) to (6)
Minority interests	0 to (1)	(1) to (2)
Benefit (provision) for income taxes	0 to 1	3 to 5
Interest expense and amortization of deferred financing costs	46 to 47	162 to 164
Losses on purchases and redemptions of debt	—	1 to 2
Interest and other income (expense)	(1) to 1	3 to 5
Depreciation, amortization and accretion	71 to 76	284 to 290
Operating stock-based compensation charges	3 to 5	17 to 19
Asset write-down charges	0 to 2	3 to 5
Restructuring charges (credits)	—	—
Adjusted EBITDA	$111 to 113	$422 to 424

Less: Interest expense and amortization of deferred financing costs	46 to 47	162 to 164
Less: Sustaining capital expenditures	3 to 5	10 to 12

Recurring cash flow	$61 to 63	$249 to 251

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Other Calculations:

Sustaining capital expenditures for the quarters ended September 30, 2006 and September 30, 2005 is computed as follows:

(in thousands)	For the Three Months Ended
	September 30, 2006	September 30, 2005
Capital Expenditures	$30,652	$16,867
Less: Revenue enhancing on existing sites	(8,717)	(5,496)
Less: Land purchases	(6,846)	(2,868)
Less: New site construction	(12,859)	(5,036)

Sustaining capital expenditures	$2,230	$3,467

Site rental gross margin for the quarter ending December 31, 2006 and for the year ending December 31, 2006 is forecasted as follows:

(in millions)	Q4 2006 Outlook	Full Year 2006 Outlook
Site rental revenue	$180 to $182	$690 to $692
Less: Site rental cost of operations	$55 to $57	$212 to $214

Site rental gross margin	$124 to $126	$478 to 480

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections and estimates regarding (i) growth in our business, demand for our towers and leasing activity, (ii) network development by our customers, (iii) the contemplated merger with Global Signal (“Contemplated Merger”), including the potential impact and benefits of the Contemplated Merger, (iv) our capital investments, including the availability and type of investments and the impact of and return on our investments, (v) potential debt issuances, alternatives and refinancing, (vi) currency exchange rates, (vii) site rental revenue, (viii) site rental cost of operations, (ix) site rental gross margin, (x) Adjusted EBITDA, (xi) interest expense, (xii) sustaining capital expenditures, (xiii) recurring cash flow (including recurring cash flow per share) and (xiv) net loss (including net loss per share). Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

•	The integration of Global Signal and its assets following the Contemplated Merger is expected to result in substantial expenses and may present significant challenges, including that the acquired assets may not perform as contemplated.

•	Whether or not the Contemplated Merger is consummated, the announcement and pendency of the merger could cause disruptions in our business, which could have an adverse effect on our businesses and financial results.

•	The Contemplated Merger is subject to waiting periods, and the receipt of consents and approvals from, or challenge by, various government entities, which may impose conditions on, jeopardize or delay consummation of, or reduce the anticipated benefits of the merger.

•	The Contemplated Merger is subject to certain conditions to closing that could result in the merger being delayed or not consummated, which could negatively impact our stock price and future business and operations.

•	If the Contemplated Merger is not consummated, we will have incurred substantial costs that may adversely affect our financial results and operations and the market price of our common stock.

•	The issuance of shares of our common stock in conjunction with the Contemplated Merger may cause the market price of our stock to fall and will decrease the aggregate voting power of our current stockholders.

•	Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand.

•	The loss or consolidation of, network sharing among, or financial instability of any of our limited number of customers may materially decrease revenues.

•	An economic or wireless telecommunications industry slowdown may materially and adversely affect our business (including reducing demand for our towers and network services) and the business of our customers.

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•	Our substantial level of indebtedness may adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.

•	We operate in a competitive industry, and some of our competitors have significantly more resources or less debt than we do.

•	Technology changes may significantly reduce the demand for tower leases and negatively impact the growth in our revenues.

•	3G and other technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	We generally lease or sublease the land under our towers and may not be able to extend these leases.

•	We may need additional financing, which may not be available, for strategic growth opportunities.

•	Restrictive covenants on our debt instruments may limit our ability to take actions that may be in our best interests.

•	Modeo’s business has certain risk factors different from our core tower business, including an unproven business model, and may fail to operate successfully and produce results that are less than anticipated. In addition, Modeo’s business may require additional financing which may not be available.

•	FiberTower’s business has certain risk factors different from our core tower business, including an unproven business model, and may produce results that are less than anticipated, resulting in a write off of all or part of our investment in FiberTower. In addition, FiberTower’s business may require additional financing which may not be available.

•	Laws and regulations, which may change at any time and with which we may fail to comply, regulate our business.

•	We are heavily dependent on our senior management.

•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•	We may suffer from future claims if radio frequency emissions from wireless handsets or equipment on our towers are demonstrated to cause negative health effects.

•	Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

•	Disputes with customers and suppliers may adversely affect results.

•	We may suffer losses due to exposure to changes in foreign currency exchange rates relating to our operations in Australia.

Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission (“SEC”).

Additional Information and Where to Find It

In connection with the Contemplated Merger, Crown Castle plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus. INVESTORS AND SECURITY HOLDERS OF CROWN CASTLE AND GLOBAL SIGNAL ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, WHEN THEY ARE AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CROWN CASTLE, GLOBAL SIGNAL, THE CONTEMPLATED MERGER AND RELATED MATTERS. The final Joint Proxy Statement/Prospectus will be mailed to stockholders of Crown Castle and Global Signal. Investors and security holders of Crown Castle and Global Signal will be able to obtain copies of the Registration Statement and the Joint Proxy Statement/Prospectus, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about Crown Castle and Global Signal, without charge, at the SEC’s website at http://www.sec.gov. These documents may also be obtained for free from Crown Castle by directing a request to Crown Castle International Corp., Investor Relations, 510 Bering Drive, Suite 600, Houston, TX 77057 or for free from Global Signal by directing a request to Global Signal Inc. at 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232-6427, Attention: Secretary.

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Participants in the Solicitation

Neither Crown Castle nor Global Signal is currently engaged in a solicitation of proxies from the security holders of Crown Castle or Global Signal in connection with the Contemplated Merger. If a proxy solicitation commences, Crown Castle, Global Signal and their respective directors and executive officers and other members of management may be deemed to be participants in such solicitation. Information regarding Crown Castle’s directors and executive officers is available in Crown Castle’s Annual Report on Form 10-K for the year ended December 31, 2005, and the proxy statement, dated April 11, 2006, for its 2006 annual meeting of stockholders, which are filed with the SEC. Information regarding Global Signal’s directors and executive officers is available in Global Signal’s Annual Report on Form 10-K for the year ended December 31, 2005 and the proxy statement, dated April 12, 2006, for its 2006 annual meeting of stockholders, which are filed with the SEC. Additional information regarding the interests of such directors and executive officers will be included in the Registration Statement containing the Joint Proxy Statement/Prospectus to be filed with the SEC.

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER FINANCIAL DATA (in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
		(As restated)		(As restated)
Net revenues:
Site rental	$178,995	$152,802	$510,052	$441,679
Network services and other	21,944	19,457	67,328	56,454

Total net revenues	200,939	172,259	577,380	498,133

Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	55,261	50,671	155,878	147,396
Network services and other	14,735	13,333	44,401	39,204

Total costs of operations	69,996	64,004	200,279	186,600

General and administrative	22,958	33,977	72,946	80,458
Corporate development	2,475	1,172	6,839	2,456
Restructuring charges	—	—	—	8,477
Asset write-down charges	948	1,161	2,805	2,152
Depreciation, amortization and accretion	72,161	70,215	213,626	211,132

Operating income (loss)	32,401	1,730	80,885	6,858
Losses on purchases and redemptions of debt	(437)	(2,676)	(1,177)	(283,797)
Interest and other income (expense)	(985)	3,293	(4,520)	(1,238)
Interest expense and amortization of deferred financing costs	(46,450)	(28,600)	(116,165)	(103,262)

Income (loss) from continuing operations before income taxes and minority interests	(15,471)	(26,253)	(40,977)	(381,439)
Benefit (provision) for income taxes	(575)	(117)	(1,698)	(408)
Minority interests	485	834	1,400	2,765

Income (loss) from continuing operations	(15,561)	(25,536)	(41,275)	(379,082)
Income (loss) from discontinued operations, net of tax	—	—	5,657	848

Net income (loss)	(15,561)	(25,536)	(35,618)	(378,234)
Dividends on preferred stock	(5,201)	(9,429)	(15,604)	(28,650)

Net income (loss) after deduction of dividends on preferred stock	$(20,762)	$(34,965)	$(51,222)	$(406,884)

Per common share – basic and diluted:
Income (loss) from continuing operations	$(0.10)	$(0.16)	$(0.27)	$(1.86)
Income (loss) from discontinued operations	—	—	0.03	—

Net income (loss)	$(0.10)	$(0.16)	$(0.24)	$(1.86)

Weighted average common shares outstanding – basic and diluted	201,070	215,664	209,406	219,167

Adjusted EBITDA	$110,239	$85,696	$310,939	$244,619

Stock-based compensation charges:
Site rental cost of operations	$50	$504	$116	$622
Network services and other cost of operations	60	246	140	305
General and administrative	3,666	11,559	11,664	14,731
Corporate development	953	281	1,703	342

Total operating stock-based compensation	4,729	12,590	13,623	16,000
Restructuring stock-based compensation	—	—	—	6,424

Total stock-based compensation	$4,729	$12,590	$13,623	$22,424

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (in thousands)

	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$66,084	$65,408
Restricted cash	88,669	91,939
Receivables, net of allowance for doubtful accounts	21,872	16,830
Deferred site rental receivable	12,282	9,307
Prepaid expenses and other current assets	42,405	37,811

Total current assets	231,312	221,295
Restricted cash	5,021	3,814
Deferred site rental receivable	94,853	87,392
Available-for-sale securities	249,035	—
Property and equipment, net of accumulated depreciation	3,260,049	3,294,333
Goodwill	390,365	340,412
Deferred financing costs and other assets, net of accumulated amortization	288,968	184,071

	$4,519,603	$4,131,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,667	$12,230
Accrued interest	8,627	8,281
Deferred rental revenues and other accrued liabilities	152,243	148,703
Short-term debt and current maturities of long-term debt	10,000	295,000

Total current liabilities	187,537	464,214
Long-term debt, less current maturities	2,953,915	1,975,686
Deferred ground lease payable	132,087	118,747
Other liabilities	57,978	55,559

Total liabilities	3,331,517	2,614,206

Minority interests	27,879	26,792
Redeemable preferred stock	312,639	311,943
Stockholders’ equity	847,568	1,178,376

	$4,519,603	$4,131,317

Note:	In accordance with the Indenture Agreement governing the Notes, all rental cash receipts for the month are restricted and held by the trustee. Amounts in excess of reserve balances as calculated by the trustee are returned to the Company on the 15th of the subsequent month.

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (in thousands)

	Nine Months Ended September 30,
	2006	2005
		(As restated)
Cash flows from operating activities:
Net income (loss)	$(35,618)	$(378,234)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	213,626	211,132
Losses on purchases and redemptions of long-term debt	1,177	283,797
Amortization of deferred financing costs	6,070	4,174
Stock-based compensation charges	13,623	22,424
Asset write-down charges	2,805	2,152
Minority interests	(1,400)	(2,765)
Equity in losses and write-downs of unconsolidated affiliates	9,573	3,365
(Income) loss from discontinued operations	(5,657)	(848)
Deferred income tax (benefit) expense	(1,738)	—
Interest rate swap (income) expense	476	941
Changes in assets and liabilities:
Increase (decrease) in accrued interest	346	(36,985)
Increase (decrease) in accounts payable	2,911	(1,080)
Increase (decrease) in deferred rental revenues, deferred ground lease payable and other liabilities	(2,293)	(408)
Decrease (increase) in receivables	(4,796)	12,984
Decrease (increase) in inventories, prepaid expenses, deferred site rental receivable and other assets	(20,182)	(11,911)

Net cash provided by (used for) operating activities	178,923	108,738

Cash flows from investing activities:
Proceeds from investments and disposition of property and equipment	2,235	1,968
Acquisition of assets	(303,611)	(144,580)
Capital expenditures	(79,926)	(38,799)
Investments, loans and other	(6,350)	(55,034)

Net cash provided by (used for) investing activities	(387,652)	(236,445)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,000,000	1,900,000
Proceeds from issuance of capital stock	43,854	37,044
Purchases and redemption of long-term debt	(12,108)	(1,848,222)
Borrowing under revolving credit agreements	—	145,000
Payments under revolving credit agreements	(295,000)	(180,000)
Purchases of capital stock	(517,963)	(292,718)
Incurrence of financing costs	(7,888)	(31,973)
Initial funding of restricted cash	—	(48,873)
Net decrease (increase) in restricted cash	2,063	(31,823)
Interest rate swap receipts (payments)	5,915	(6,381)
Dividends on preferred stock	(14,907)	(13,220)

Net cash provided by (used for) financing activities	203,966	(371,166)

Effect of exchange rate changes on cash	(218)	(457)
Discontinued operations	5,657	3,973

Net increase (decrease) in cash and cash equivalents	676	(495,357)
Cash and cash equivalents at beginning of period	65,408	566,707

Cash and cash equivalents at end of period	$66,084	$71,350

Supplemental disclosure of cash flow information:
Interest paid	$106,364	$132,748
Income taxes paid	3,284	7,408

CROWN	CASTLE INTERNATIONAL CORP.
EBITDA	Fact Sheet

(in $ thousands)

	Quarter Ended 12/31/05				Quarter Ended 3/31/06				Quarter Ended 6/30/06				Quarter Ended 9/30/06
	CCUSA	CCAL	EB(1)	CCIC	CCUSA	CCAL	EB(1)	CCIC	CCUSA	CCAL	EB(1)	CCIC	CCUSA	CCAL	EB(1)	CCIC
Revenues
Site Rental	143,933	11,513	—	155,446	150,138	11,759	—	161,897	154,491	14,669	—	169,160	166,620	12,375	—	178,995
Services	21,798	1,382	—	23,180	18,982	1,786	—	20,768	22,696	1,920	—	24,616	19,994	1,950	—	21,944

Total Revenues	165,731	12,895	—	178,626	169,120	13,545	—	182,665	177,187	16,589	—	193,776	186,614	14,325	—	200,939
Operating Expenses
Site Rental	45,461	4,299	199	49,959	45,307	4,122	261	49,690	46,310	4,175	442	50,927	50,484	4,151	626	55,261
Services	14,693	733	—	15,426	12,717	1,069	—	13,786	14,867	1,013	—	15,880	14,044	691	—	14,735

Total Operating Expenses	60,154	5,032	199	65,385	58,024	5,191	261	63,476	61,177	5,188	442	66,807	64,528	4,842	626	69,996
General & Administrative	22,042	2,861	—	24,903	20,200	3,963	—	24,163	23,026	2,799	—	25,825	20,363	2,595	—	22,958
Operating Cash Flow	83,535	5,002	(199)	88,338	90,896	4,391	(261)	95,026	92,984	8,602	(442)	101,144	101,723	6,888	(626)	107,985
Corporate Development	194	—	1,648	1,842	358	—	1,320	1,678	489	—	2,197	2,686	518	—	1,957	2,475
Add: Non-Cash Compensation	3,775	114	58	3,947	2,234	1,155	125	3,514	4,835	171	374	5,380	3,710	254	765	4,729

Adjusted EBITDA	87,116	5,116	(1,789)	90,443	92,772	5,546	(1,456)	96,862	97,330	8,773	(2,265)	103,838	104,915	7,142	(1,818)	110,239

	Quarter Ended 12/31/05				Quarter Ended 3/31/06				Quarter Ended 6/30/06				Quarter Ended 9/30/06
	CCUSA	CCAL	EB(1)	CCIC	CCUSA	CCAL	EB(1)	CCIC	CCUSA	CCAL	EB(1)	CCIC	CCUSA	CCAL	EB(1)	CCIC
Gross Margins:
Site Rental	68%	63%	N/M	68%	70%	65%	N/M	69%	70%	72%	N/M	70%	70%	66%	N/M	69%
Services	33%	47%	N/M	33%	33%	40%	N/M	34%	34%	47%	N/M	35%	30%	65%	N/M	33%
Operating Cash Flow Margins	50%	39%	N/M	49%	54%	32%	N/M	52%	52%	52%	N/M	52%	55%	48%	N/M	54%
Adjusted EBITDA Margin	53%	40%	N/M	51%	55%	41%	N/M	53%	55%	53%	N/M	54%	56%	50%	N/M	55%

(1)	Emerging Business

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:

(in $ thousands)

	Quarter Ended
	12/31/2005	3/31/2006	6/30/2006	9/30/2006
Net income (loss)	$(23,303)	$(6,722)	$(13,335)	$(15,561)
Income (loss) from discontinued operations, net of tax	—	(5,657)	—	—
Minority interests	(760)	(911)	(4)	(485)
Benefit (provision) for income taxes	2,817	616	507	575
Interest expense and amortization of deferred financing costs	30,544	32,260	37,455	46,450
Losses on purchases and redemptions of debt	—	—	740	437
Interest and other income (expense)	(2,592)	1,336	2,199	985
Depreciation, amortization and accretion	69,986	72,091	69,374	72,161
Operating stock-based compensation charges	3,947	3,514	5,380	4,729
Asset write-down charges	773	335	1,522	948
Cumulative effect of change in accounting principle	9,031	—	—	—
Adjusted EBITDA	$90,443	$96,862	$103,838	$110,239

CCI FACT SHEET Q3 2006

$ in thousands

	Q3 ‘05	Q3 ‘06	% Change
CCUSA
Site Rental Revenue	$140,358	$166,620	19%
Ending Sites	11,070	11,525	4%

CCAL
Site Rental Revenue	$12,444	$12,375	-1%
Ending Sites	1,386	1,385	0%

Emerging Business
Site Rental Revenue	$—	—	N/A
Ending Sites	—	—	N/A

TOTAL CCIC
Site Rental Revenue	$152,802	$178,995	17%
Ending Sites	12,456	12,910	4%

Cash and Cash Equivalents	$71,350	*	$66,084	*

Debt
Bank Debt	$145,000		$1,000,000
Bonds	$1,975,686		$1,963,915
6 1/4% & 8 1/4% Convertible Preferred Stock	$509,043		$312,639

Total Debt	$2,629,729		$3,276,554

Leverage Ratios
Net Bank Debt / LQA Adjusted EBITDA	N/A		2.1X
Net Bank Debt + Bonds / LQA Adjusted EBITDA	6.0X		6.6X
Total Net Debt / LQA Adjusted EBITDA	7.5X		7.3X
Last Quarter Annnualized Adjusted EBITDA	$342,784		$440,956

*	Excludes Restricted Cash